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Exhibit 10.68

[BANK OF AMERICA LETTERHEAD]

VIA Fax: (415) 646-8127

September 16, 2002

Bank of America, National Association
555 California Street, 4th Floor
Mail Code CA5-705-04-01
San Francisco, CA 94104

Attention: Dave Buccolo

Re:    $188.5 Million FF&E Facility For Wynn Las Vegas, LLC

Ladies and Gentlemen:

        Bank of America, N.A.'s Commercial Banking Division South—Las Vegas (the "Bank") is pleased to confirm its commitment to Bank of America, its subsidiaries and affiliates, and Deutsche Bank Securities Inc. ("Deustche Bank") to participate as a "Lender" in the FF&E Facility, subject to the terms and conditions outlined in the Summary of Terms included in the Confidential Offering Memorandum dated July 2002.

        The amount of our commitment is $28,500,000. This commitment remains valid for 90 days from the date hereof. Our commitment is subject only to the negotiation and execution of documentation satisfactory to Wynn Las Vegas, LLC and the Lenders (as defined in the Summary of Terms), including ourselves. The Bank acknowledges that Bank of America and Deustche Bank in conjunction with Wynn Las Vegas, LLC may, in the event the FF&E Facility is over-subscribed, allocate to and accept from the Bank a reduced commitment amount. The Financial Institution also acknowledges that Bank of America, Duetsche Bank and Wynn Las Vegas, LLC reserve the right to reject any and all commitments.

        The Bank hereby confirms that its decision to issue this commitment has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of Wynn Las Vegas, LLC without reliance upon Bank of America, Deutsche Bank, or any of their affiliates. To the extent any materials or information have been furnished to the Bank by such persons, the Bank hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty by Wynn Las Vegas, LLC, Bank of America, or Deutsche Bank, or any of their affiliates.

        Also, our commitment is predicated upon: 1) our receiving an upfront fee, at closing, of amount described in the Bank of America Participant Fee Letter and 2) that all material financial and negative covenants shall be materially identical to those covenants to be set forth in the $1 Billion syndicated credit facility.

Bank of America, N.A.

/s/ Alan F. Gordon

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Exhibit 10.68